Exhibit 99.3

PRESS RELEASE

PROSPERITY BANCSHARES, INC.®

TO ACQUIRE

FIRST BANCSHARES OF TEXAS, INC.

IN MIDLAND, TEXAS

FOR IMMEDIATE RELEASE

HOUSTON AND MIDLAND, TEXAS, October 11, 2022.  Prosperity Bancshares, Inc.® (NYSE: PB) (“Prosperity”), the parent company of Prosperity Bank®, and First Bancshares of Texas, Inc. (“First Bancshares”), the parent holding company of FirstCapital Bank of Texas, N.A. (“FirstCapital Bank”), headquartered in Midland, Texas, today jointly announced the signing of a definitive merger agreement pursuant to which Prosperity will acquire First Bancshares and FirstCapital Bank.

FirstCapital Bank operates sixteen (16) banking offices in six different markets in West, North and Central Texas areas, including its main office in Midland, and banking offices in Midland, Lubbock, Amarillo, Wichita Falls, Burkburnett, Byers, Henrietta, Dallas, Horseshoe Bay, Marble Falls and Fredericksburg, Texas.   As of June 30, 2022, First Bancshares, on a consolidated basis, reported total assets of $2.121 billion, total loans of $1.589 billion and total deposits of $1.781 billion.

Under the terms of the definitive agreement, Prosperity will issue 3,583,370 shares of Prosperity common stock plus $93.4 million in cash for all outstanding shares of First Bancshares capital stock, subject to certain conditions and potential adjustments.  Based on Prosperity’s closing price of $69.27 on October 7, 2022, the total consideration was valued at approximately $341.6 million.

As part of the transaction, Ken Burgess, Brad Burgess, Greg Burgess and Jeremy Bishop will join Prosperity Bank as Regional Presidents overseeing specific geographic markets in Prosperity’s West Texas and Central Texas areas.  Other members of FirstCapital management will maintain leadership roles in Texas markets.

“We are thrilled that Ken and Don Cosby and the FirstCapital team are joining Prosperity,” stated David Zalman, Senior Chairman and Chief Executive Officer of Prosperity.  “The combination of our companies enables us to enter the desirable Wichita Falls and Amarillo markets and the Horseshoe Bay, Marble Falls and Fredericksburg markets in the high growth Central Texas area.  The customers of FirstCapital will be able to use any of our locations across Texas and Oklahoma after operational integration.”

“As we looked for merger partners, Prosperity stood out as an excellent fit for our customers. The ability to remain as a community-oriented bank serving our markets with the same people was important to us,” commented Ken Burgess, Chief Executive Officer of First Bancshares and Chairman of FirstCapital Bank. “FirstCapital sees this as an opportunity to be part of a larger community bank and offer its customers additional products, a larger branch network and the financial strength of a premier banking organization.”

“Joining Prosperity will accelerate and augment our ability to meet the expanding needs of our customers while maintaining strong commitments to the markets we serve,” added Don Cosby, President of First Bancshares.  “We look forward to partnering with the Prosperity team as we enter the next phase of our combined organizations."

The merger has been unanimously approved by the Boards of Directors of both companies and is expected to close during the first quarter of 2023, although delays may occur.  The transaction is subject to certain conditions, including the approval by First Bancshares’ shareholders and customary regulatory approvals.

First Bancshares was advised by Stephens Inc., as financial advisor, and Fenimore Kay Harrison LLP, as legal counsel. Bracewell LLP served as legal counsel to Prosperity.

About Prosperity Bancshares, Inc. ®

As of June 30, 2022, Prosperity Bancshares, Inc.® is a $37.387 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma.  Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 272 full-service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 62 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public.  Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for loan losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for loan losses, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement, as well as expectations regarding the effects of the COVID-19 pandemic on Prosperity’s operating income, financial condition and cash flows. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid.  Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Many possible events or factors could adversely affect the future financial results and performance of Prosperity, First Bancshares or the combined company and could cause those results or performance to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the merger agreement, the outcome of any legal proceedings that may be instituted against Prosperity or First Bancshares, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) or First Bancshares shareholder approval or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors generally, or specifically in the West, North and Central Texas areas where First Bancshares does a majority of its business and Prosperity has a significant presence, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, Prosperity’s ability to complete the acquisition and integration of First Bancshares successfully, and the dilution caused by Prosperity’s issuance of additional shares of its common stock in connection with the transaction. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2021, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger of First Bancshares into Prosperity, Prosperity will file with the SEC a registration statement on Form S-4 to register the shares of Prosperity common stock to be issued to the shareholders of First Bancshares. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of First Bancshares seeking their approval of the proposed transaction.

We urge investors and security holders to read the registration statement on Form S-4, the proxy statement/prospectus included within the registration statement on Form S-4 and any other relevant documents to be filed with the Securities and Exchange Commission in connection with the proposed transaction because they contain important information about Prosperity, FIRST BANCSHARES and the proposed transaction.

Investors and security holders may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. You will also be able to obtain these documents, when they are filed, free of charge, from Prosperity at http://www.prosperitybankusa.com. Copies of the proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations, (281) 269-7199 or to First Bancshares of Texas, Inc., 310 West Wall Street, Suite 1200, Midland, Texas 79701, Attention: Ken Burgess, (844) 322-8392.

Participants in the Solicitation

Prosperity, First Bancshares and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of First Bancshares in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.  Additional information about Prosperity and its directors and executive officers may be found in the definitive proxy statement of Prosperity relating to its 2022 Annual Meeting of Shareholders filed with the SEC on March 14, 2022, and other documents filed by Prosperity with the SEC. These documents can be obtained free of charge from the sources described above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Contact Information

Prosperity Bancshares, Inc.

Cullen Zalman

Senior Vice President – Banking and Corporate Activities

281.269.7199

cullen.zalman@prosperitybankusa.com

First Bancshares of Texas, Inc.

Ken Burgess

Chief Executive Officer

844.322.8392

kburgess@fcbtexas.com